[ING STATIONERY] February 25, 2010 Members of the Board of Directors ING Life Insurance and Annuity Company 1475 Dunwoody Drive West Chester, PA 19380-1478

Re:	ING Life Insurance and Annuity Company (“Company” or “ING”);
Variable Annuity Account B (“Registrant”)
Registration Statement on Form N-4: ING Select Opportunities
File Nos. 811-02512 and 333-162593

Ladies and Gentlemen:

In my capacity as Counsel to ING Life Insurance and Annuity Company, a Connecticut domiciled corporation (“Company”), I have examined Pre-Effective Amendment No. 1 to the Registration Statement
on Form N-4 in connection with the registration under the Securities Act of 1933, as amended to the date hereof, of an indefinite number of units of interest in Variable Annuity Account B of the Company (the
“Account”). I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of units.

Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

(1)	The Company was organized in accordance with the laws of the State of Connecticut and is a duly authorized stock life insurance company under the laws of Connecticut and the laws of those states in which the Company is admitted to do business;

(2)	The Account is a validly established separate investment account of the Company;

(3)	Under Connecticut law, the portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account, and such assets are not chargeable with liabilities arising out of any other business the Company conducts;

(4)	The units and the variable annuity contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the registration statement. Sincerely,

/s/ John S. Kreighbaum John S. (Scott) Kreighbaum Senior Counsel 1475 Dunwoody Drive West Chester, PA 19380-1478 Tel: 610-425-3404 Fax: 610-425-3520